Exhibit 10.1

HANA BIOSCIENCES, INC.

[FORM OF] SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement, dated on and as of the date set forth on the signature page hereto (this “Agreement”), is made among Hana Biosciences, Inc., a Delaware corporation (the “Company”), and the persons listed on Exhibit A (the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder, the Company desires to offer, issue and sell to the Purchasers (the “Offering”), and the Purchasers, severally and not jointly, desire to purchase units (the “Units”) from the Company. Each Unit shall consist of (i) (A) one share (each, a “Share,” and collectively, the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), or (B) a warrant (the “Series A Warrants”) to purchase one Series A Warrant Share (as defined below) at an exercise price of $0.01 per share and such other terms as described in the form of Series A Warrant attached hereto as Exhibit C-1, and (ii) a seven-year warrant to purchase one-tenth of a Share or Series A Warrant Share purchased by the Purchaser (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”), with an exercise price of 100% of the Market Price per share not to exceed $0.70, and such other terms as described in the form of Series B Warrant attached hereto as Exhibit C-2.  The Shares and the Warrants are collectively referred to herein as the “Securities.”  The Securities shall be allocated as set forth in Section 1.1 below.  “Market Price” means the last closing bid price of the Common Stock on the last completed trading day prior to the entry into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Company and each of the Purchasers agree as follows:

Section 1
Subscription

1.1 Authorization.  Subject to the conditions to closing set forth herein, each Purchaser hereby irrevocably subscribes for and agrees to purchase Securities for the aggregate purchase price set forth opposite such Purchaser’s name on Exhibit A attached hereto (the “Subscription Amount”).  The number and type of Securities to be issued to a Purchaser hereunder shall consist of (i) Shares in an amount equal to the quotient resulting from (x) the Subscription Amount, divided by (y) the Offering Price, rounded down to the nearest whole number (referred to herein as the “Subscription Share Amount”), and if the Purchaser so elects, limited to 9.99% of the outstanding shares of Common Stock of the Company after giving effect to the issuance of the Securities at the Closing per Purchaser (referred to herein as the “Capped Share Amount”), (ii) a Series A Warrant to purchase such number of shares of Common Stock equal to the difference of the Subscription Share Amount and the Capped Share Amount (referred to herein as the “Series A Warrant Shares”), if any, and (iii) a Series B Warrant to purchase such number of shares of Common Stock to be determined based on a ratio of one (1) share of Common Stock for every 10 aggregate Subscription Share Amount Shares purchased hereunder, rounded down to the nearest whole number.

1.2 Sale of Securities.  For purposes of this Agreement, the “Offering Price” shall be $0.30, which shall be the price per Unit to be paid by the Purchasers.  If applicable to such Purchaser, the Offering Price shall be reduced by $0.01 per Unit for each Series A Warrant Share issued to such Purchaser.  The Company shall allocate the Subscription Amount between the Shares and the Warrants prior to the Closing (as defined below) as set forth on Exhibit A attached hereto.

1.3 Deerfield Subscription.  Notwithstanding anything to the contrary contained herein, in accordance with the terms of a letter agreement dated September 2, 2009 (the “Deerfield Agreement”) among the Company and Deerfield Private Design Fund, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited and Deerfield Private Design International, L.P. (collectively, “Deerfield”), Deerfield may purchase Securities pursuant to this Agreement by utilizing the $3,871,843.77 of “Major Transaction Warrant Redemption Price” (as such term is defined in the Deerfield Agreement) in lieu of cash.  Deerfield hereby elects to have the Major Transaction Warrant Price satisfied by investing such amount in this Offering on the terms described herein.  The Securities purchased by Deerfield pursuant to the foregoing election shall be referred to herein as the “Deerfield Warrant Redemption Securities.”  The parties to this Agreement agree that, except as otherwise provided herein, Deerfield shall for all purposes be deemed a Purchaser with respect to the Deerfield Warrant Redemption Securities.

Section 2
Closing Date: Delivery

2.1 Closing Date.  The closing of the purchase and sale of the Securities hereunder is expected to occur as set forth below (the “Closing”), and shall be held at the offices of Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota 55402, at or before 2:00 p.m. Eastern time, on or before October 9, 2009.   At the Closing, the Company will sell and issue to the Purchasers, and the Purchasers will purchase from the Company, Securities having an aggregate Subscription Amount not to exceed $12,700,000 (excluding the Deerfield Warrant Redemption Securities).

2.2 Delivery.  Subject to the terms and conditions of this Agreement, as soon as practicable after each Closing, but in no event later that five (5) business days, the Company shall deliver, or cause to be delivered, a certificate or certificates, registered in the name or names as each Purchaser shall designate, representing the Shares and Warrants purchased by such Purchaser at such Closing.

2.3 Offering; Terms and Conditions.  Each Purchaser acknowledges and agrees that the purchase of Shares and Warrants by such Purchaser pursuant to the Offering is subject to all the terms and conditions set forth in this Agreement.

Section 3
Representations and Warranties of the Company

Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchasers concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, or except as set forth in the SEC Reports, the Company hereby makes the following representations and warranties to the Purchaser, which shall survive the Closing and the purchase and sale of the Securities.

3.1 Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as currently conducted.  The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, prospects, financial condition or results of operations of the Company (a “Material Adverse Effect”).

3.2 Capitalization.  The authorized capital stock of the Company consists of  100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share.  As of September 30, 2009, there were 32,583,004 shares of Common Stock and no shares of preferred stock issued and outstanding.  As of September 30, 2009, the Company had reserved (i) 1,141,390 shares of Common Stock for issuance pursuant to its 2003 Stock Option Plan, of which 399,664 shares are subject to outstanding, unexercised options as of such date, (ii) 6,432,404 shares of Common Stock for issuance pursuant to its 2004 Stock Incentive Plan, of which 4,550,661 shares of Common Stock are subject to outstanding, unexercised options as of such date,  (iii) 421,504 shares of Common Stock for issuance under its 2006 Employee Stock Purchase Plan (together with the 2003 Stock Option Plan and the 2004 Stock Incentive Plan, the “Company Option Plans”), all of which are subject to outstanding, options or rights to purchase as of such date, and (iv) 1,996,687 shares of Common Stock for issuance pursuant to other outstanding options and warrants to purchase Common Stock.  Other than as set forth above or as contemplated in this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which either the Company is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

3.3 Issuance; Reservation of Shares.  The issuance of the Shares at the Closing has been, or at the time of such Closing will be, duly and validly authorized by all necessary corporate action, and such Shares, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable.  The issuance of the Warrants at the Closing has been, or at the time of such Closing will be, duly and validly authorized by all necessary corporate action, and the Warrant Shares, when issued upon the due exercise of such Warrants, will be validly issued, fully paid and non-assessable.  Upon their delivery in accordance with the terms of this Agreement, the Warrants have been (or upon delivery will have been) duly executed by the Company and will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.  The Company has reserved, and will reserve, at all times that the Warrants remain outstanding, such number of shares of Common Stock sufficient to enable the full exercise of the Warrants.

3.4 Authorization; Enforceability.  The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company’s obligations hereunder has been taken.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.  The issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

3.5 No Conflict; Governmental and Other Consents.

(a) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or any U.S. or non-U.S. government, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, judicial or arbitral body or other similar authority (a “Governmental Authority”) to or by which the Company is bound, or of any provision of the Certificate of Incorporation or Bylaws of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company except to the extent that any such violation, conflict or breach would not be reasonably likely to have a Material Adverse Effect.  No holder of any of the securities of the Company or any of its Subsidiaries has any rights (“demand,” “piggyback” or otherwise) to have such securities registered by reason of the intention to file, filing or effectiveness of a Registration Statement (as defined in Section 8 hereof).

(b) Other than the approval of the Charter Amendment at the Stockholders’ Meeting, no consent, approval, authorization or other order of any governmental authority or other third-party is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Securities, except such post-Closing filings as may be required to be made with the Securities and Exchange Commission (the “SEC”) and with any state or foreign blue sky or securities regulatory authority.

3.6 Litigation.  There are no pending or, to the Company’s knowledge, threatened legal or governmental proceedings against the Company, which, if adversely determined, would be reasonably likely to have a Material Adverse Effect on the Company.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body (including, without limitation, the SEC) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries wherein an unfavorable decision, ruling or finding could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under the Agreements.

3.7 Accuracy of Reports.  All reports required to be filed by the Company within the two years prior to the date of this Agreement (the “SEC Reports”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), have been filed with the SEC, complied at the time of filing in all material respects with the requirements of their respective forms and, except to the extent updated or superseded by any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statements of a material fact nor omitted to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.8 Financial Information.  The Company’s financial statements that appear in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), except in the case of unaudited statements, as permitted by Form 10-Q of the SEC or as may be indicated therein or in the notes thereto, applied on a consistent basis throughout the periods indicated and such financial statements fairly present in all material respects the financial condition and results of operations of the Company as of the dates and for the periods indicated therein.

3.9 Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.10 Sarbanes-Oxley Act of 2002.  The Company is, and will be, at all times during the period the Company must maintain effectiveness of the Registration Statement as provided herein, in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and is taking reasonable steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act of 2002 not currently in effect upon the effectiveness of such provisions.

3.11 Absence of Certain Changes.  Since the date of the Company’s financial statements in the latest of the SEC Reports, there has not occurred any undisclosed event that has caused a Material Adverse Effect or any occurrence, circumstance or combination thereof that reasonably would be likely to result in such Material Adverse Effect.

3.12 Investment Company.  The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

3.13 Subsidiaries.  The Company has no subsidiaries. For the purposes of this Agreement, “subsidiary” shall mean any company or other entity of which at least 50% of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company or any of its other subsidiaries.

3.14 Indebtedness.  The financial statements in the SEC Reports reflect, to the extent required, as of the date thereof all outstanding secured and unsecured Indebtedness (as defined below) of the Company or any subsidiary, or for which the Company or any subsidiary has commitments.  For purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP.  The Company is not in default with respect to any Indebtedness.

3.15 Certain Fees.  Except as set forth on the Disclosure Schedules (including the fees owed), no brokers’, finders’ or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement.

3.16 Material Agreements.  Except as set forth in the SEC Reports, the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to Form 10-K (each, a “Material Agreement”).  The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default by the Company or the subsidiary that is a party thereto, as the case may be, and, to the Company’s knowledge, are not in default under any Material Agreement now in effect, the result of which would be reasonably likely to have a Material Adverse Effect.

3.17 Transactions with Affiliates.  Except as set forth in the SEC Reports, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any of its customers or suppliers on the one hand, and (b) on the other hand, any person who would be covered by Item 404(a) of Regulation S-K or any company or other entity controlled by such person.

3.18 Taxes.  The Company has prepared and filed all federal, state, local, foreign and other tax returns for income, gross receipts, sales, use and other taxes and custom duties (“Taxes”) required by law to be filed by it, except for tax returns, the failure to file which, individually or in the aggregate, do not and would not have a Material Adverse Effect on the Company. Such filed tax returns are complete and accurate, except for such omissions and inaccuracies which, individually or in the aggregate, do not and would not have a Material Adverse Effect on the Company.  The Company has paid or made provisions for the payment of all Taxes shown to be due on such tax returns and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current Taxes to which the Company or any subsidiary is subject and which are not currently due and payable, except for such Taxes which, if unpaid, individually or in the aggregate, do not and would not have a Material Adverse Effect on the Company.  None of the federal income tax returns of the Company for the past five years has been audited by the Internal Revenue Service.  The Company has not received written notice of any assessments, adjustments or contingent liability (whether federal, state, local or foreign) in respect of any Taxes pending or threatened against the Company or any subsidiary for any period which, if unpaid, would have a Material Adverse Effect on the Company.

3.19 Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which the Company is engaged.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without an increase in cost significantly greater than general increases in cost experienced for similar companies in similar industries with respect to similar coverage.

3.20 Environmental Matters.  Except as disclosed in the SEC Reports, to the Company’s knowledge, all real property owned, leased or otherwise operated by the Company is free of contamination from any substance, waste or material currently identified to be toxic or hazardous pursuant to, within the definition of a substance which is toxic or hazardous under, or which may result in liability under, any Environmental Law (as defined below), including, without limitation, any asbestos, polychlorinated biphenyls, radioactive substance, methane, volatile hydrocarbons, industrial solvents, oil or petroleum or chemical liquids or solids, liquid or gaseous products, or any other material or substance (“Hazardous Substance”) which has caused or would reasonably be expected to cause or constitute a threat to human health or safety, or an environmental hazard in violation of Environmental Law or to result in any environmental liabilities that would be reasonably likely to have a Material Adverse Effect.  The Company has not caused or suffered to occur any release, spill, migration, leakage, discharge, disposal, uncontrolled loss, seepage, or filtration of Hazardous Substances that would reasonably be expected to result in environmental liabilities that would be reasonably likely to have a Material Adverse Effect.  The Company has generated, treated, stored and disposed of any Hazardous Substances in compliance with applicable Environmental Laws, except for such non-compliances that would not be reasonably likely to have a Material Adverse Effect.  The Company has obtained, or has applied for, and is in compliance with and in good standing under all permits required under Environmental Laws (except for such failures that would not be reasonably likely to have a Material Adverse Effect) and the Company has no knowledge of any proceedings to substantially modify or to revoke any such permit.  There are no investigations, proceedings or litigation pending or, to the Company's knowledge, threatened against the Company or any of the Company’s facilities relating to Environmental Laws or Hazardous Substances.  “Environmental Laws” shall mean all federal, national, state, regional and local laws, statutes, ordinances and regulations, in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including orders, consent decrees or judgments relating to the regulation and protection of human health, safety, the environment and natural resources.

3.21 Intellectual Property Rights and Licenses.  The Company owns or has the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, trade names, software, formulae, methods, processes and other intangible properties that are of a such nature and significance to the business that the failure to own or have the right to use such items would have a Material Adverse Effect (“Intangible Rights”).  The Company has not received any notice that it is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Intangible Rights, and, to the Company’s knowledge, neither the use of the Intangible Rights nor the operation of the Company’s businesses is infringing or has infringed upon any intellectual property rights of others.  All payments have been duly made that are necessary to maintain the Intangible Rights in force.  No claims have been made, and to the Company’s knowledge, no claims are threatened, that challenge the validity or scope of any material Intangible Right of the Company.  The Company has taken reasonable steps to obtain and maintain in force all licenses and other permissions under Intangible Rights of third parties necessary to conduct their businesses as heretofore conducted by them, and now being conducted by them, and as expected to be conducted, and the Company is not or has not been in material breach of any such license or other permission.

3.22 Regulatory Matters.

(a) Since January 1, 2009, the Company has not received any written notices or statements from the United States Food and Drug Administration (the “FDA”), European Medicines Agency (the “EMEA”) or any other governmental agency, and otherwise has no knowledge, that any license, approval, permit or authorization to conduct any clinical trial of any product of the Company has been, will be or may be suspended, revoked, modified or limited, except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(b) The Company has all franchises, permits, licenses, and any similar authority, including without limitation all franchises, permits and licenses required by the FDA or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, necessary for the conduct of its business as now being conducted by it and as currently proposed to be conducted as disclosed in the SEC Reports, except where the failure to do so would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.  The Company is not in violation of or default under any of such franchises, permits, licenses, or other similar authority, except where such violation or default would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(c) In connection with the Company’s product candidates known as Marqibo, Alocrest, Brakiva and topical menadione (the “Investigational Products”), the Company has made available to the Lead Investor all (i) approved and pending new drug applications (including Section 505(b)(2) applications) and abbreviated new drug applications as of the date hereof and (ii) all pre-clinical and clinical studies and trials and bioequivalence studies referenced in the Company’s investigational new drug applications, pending new drug applications (including Section 505(b)(2) applications) and abbreviated new drug applications previously or as of the date hereof currently undertaken or sponsored by the Company or any subsidiary of the Company. The Company has made available to the Lead Investor true, complete and accurate copies of all material data and reports with respect to such applications, studies and trials, and all other material information regarding the quality, efficacy and safety of the Investigational Products.  The Company has made available to the Lead Investor all material correspondence and contact information between the Company, the FDA, EMEA and other Governmental Authorities regarding the Investigational Products, and, to the extent provided to the Company or any subsidiary of the Company, material correspondence between the FDA, EMEA and other Governmental Authorities relating thereto, including but not limited to (1) reports of inspection observations from any governmental authority related to manufacturing facilities where the Investigational Products are being manufactured, to the extent such report relates to a product, (2) establishment inspection reports from any Governmental Authority, to the extent such report relates to an Investigational Product, (3) any FDA Form 483s relating to the Investigational Products or any equivalent thereto from any Governmental Authority in any applicable jurisdiction, (4) any minutes of meetings between the Company and FDA, EMEA or other governmental authorities regarding the Investigational Products and (5) any notice, warning letter, regulatory letter, Section 305 notice, or any other similar communication to the Company or any of the subsidiaries stating that their businesses were or are in material violation of any law, clearance, Company Permit, consent, guidance or guideline, or were or are the subject of any material pending or, to the knowledge of the Company, threatened Governmental Authority investigation, proceeding, review or inquiry.

(d) Except as would not result in a Material Adverse Effect, none of the Company, any of its subsidiaries or any officers or, to the Company’s knowledge, employees of the Company or any of its subsidiaries is currently, or has been convicted of any crime or been debarred pursuant to 21 U.S.C. Section 335a(a) or 21 U.S.C. Section 335a(b) or any similar law or to the Company’s knowledge, engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a(a) or any similar law or authorized by 21 U.S.C. Section 335a(b), or been charged with or convicted under U.S. law for conduct relating to the development or approval, or otherwise relating to the regulation of any product that is a drug under the Generic Drug Enforcement Act of 1992, or any other relevant or analogous law in any applicable jurisdiction.

(e)  None of the Company, any of its subsidiaries or any officers or, to the Company’s knowledge, employees of the Company or any of its subsidiaries is currently excluded from participating in the federal health care programs under Section 1128 of the Social Security Act or any similar law, or otherwise made ineligible to participate in U.S. federal or state health care programs, or any other relevant or analogous law in any applicable jurisdictions or, to the Company’s knowledge, engaged in any conduct for which such person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act or any similar law, or otherwise made ineligible to participate in U.S. federal or state health care programs, or any other relevant or analogous law in any applicable jurisdictions. Except as would not result in a Material Adverse Effect, none of the Company, any of its subsidiaries or any officers or, to the Company’s knowledge, employees of the Company or any of its subsidiaries is currently, or has violated or caused a violation of any federal or state health care fraud and abuse or false claims statute or regulation, including, without limitation, the Medicare/Medicaid Anti-kickback provisions of the Social Security Act, 42 U.S.C. § 1320a-7b(b), and the relevant regulations in 42 C.F.R. Part 1001, or any other relevant or analogous law in any applicable jurisdictions. Except as would not result in a Material Adverse Effect, neither the Company nor any subsidiary, nor any officer, nor, to the Company’s knowledge, employee or agent acting on behalf of the Company or any subsidiary, has, unless corrected in a subsequent statement, act or disclosure made prior to the date hereof, made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to violate the FDA policy respecting “Fraud, Untrue Statements of Material Fact, Bribery, and Illegal Gratuities,” set forth in 56 Fed Reg. 46191 (September 10, 1991) or any similar policy or other relevant or analogous law in any applicable jurisdiction. Except as would not result in a Material Adverse Effect, none of the Company, any of its subsidiaries or any officers or, to the Company’s knowledge, employees of the Company or any of its subsidiaries has provided any false or fraudulent information to the Centers for Medicare & Medicaid Services, any of its contractors, or Part D prescription drug plans, for any purpose, including, but not limited to, coverage of any of its products or the setting of any reimbursement rates. Except as would not result in a Material Adverse Effect, none of the Company, any of its subsidiaries or any officers or, to the Company’s knowledge, employees of the Company or any of its subsidiaries has provided any false or fraudulent information to any compendia that are used by any Federal healthcare program to establish coverage or payment for any of the Company’s products. Except as would not result in a Material Adverse Effect, none of the Company, any of its subsidiaries or any officers or, to the Company’s knowledge, employees of the Company or any of its subsidiaries has furnished any false or fraudulent reimbursement advice to any actual or potential customer, or has indicated how any actual or potential customer could profit from seeking reimbursement for any of the Company’s products. Except as would not result in a Material Adverse Effect, each of the Company, its subsidiaries’ officers and, to the Company’s knowledge, employees of the Company or any of its subsidiaries, are all in material compliance with the PhRMA Code on Interactions with Healthcare Professionals.

(f) Except as would not result in a Material Adverse Effect, none of the Investigational Products manufactured, tested, distributed, held and/or marketed by the Company or any of its subsidiaries has been recalled, withdrawn, suspended or discontinued (whether voluntarily or otherwise) since the date such product was acquired by the Company or one of its subsidiaries. Except as would not result in a Material Adverse Effect, no proceedings (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any such product or pre-market approvals or marketing authorizations of any such product are pending, or to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, nor have any such proceedings been pending at any time since the date such product was acquired by the Company or one of its subsidiaries. The Company has provided or made available to the Lead Investor all material current U.S. annual periodic reports and all information about adverse drug experiences obtained or otherwise received by the Company, in each case since December 31, 2006, from any source, in the United States or outside the United States, including information derived from clinical investigations prior to any market authorization approvals, commercial marketing experience, postmarketing clinical investigations, postmarketing epidemiological/surveillance studies, reports in the scientific literature, and unpublished scientific papers, relating to any product or, to the Company’s knowledge, Investigational Product manufactured, tested, distributed, held and/or marketed by the Company, any of its subsidiaries in the possession of the Company or any of its subsidiaries, except for any adverse drug experiences or reports which would not result in a Material Adverse Effect.

3.23 Labor, Employment and Benefit Matters.

(a) There are no existing, or to the best of the Company’s knowledge, threatened strikes or other labor disputes against the Company that would be reasonably likely to have a Material Adverse Effect.  Except as set forth in the SEC Reports, there is no organizing activity involving employees of the Company pending or, to the Company’s or its subsidiaries’ knowledge, threatened by any labor union or group of employees.  There are no representation proceedings pending or, to the Company’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Company or its subsidiaries has made a pending demand for recognition.

(b) Except as set forth in the SEC Reports, the Company is not, or during the five years preceding the date of this Agreement was not, a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company.

(c) Each employee benefit plan is in compliance with all applicable law, except for such noncompliance that would not be reasonably likely to have a Material Adverse Effect.

(d) The Company does not have any liabilities, contingent or otherwise, including without limitation, liabilities for retiree health, retiree life, severance or retirement benefits, which are not fully reflected, to the extent required by GAAP, on the Balance Sheet or fully funded.  The term “liabilities” used in the preceding sentence shall be calculated in accordance with reasonable actuarial assumptions.

(e) The Company has not (i) terminated any “employee pension benefit plan” as defined in Section 3(2) of ERISA (as defined below) under circumstances that present a material risk of the Company or any of its subsidiaries incurring any liability or obligation that would be reasonably likely to have a Material Adverse Effect, or (ii) incurred or expects to incur any outstanding liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended and all rules and regulations promulgated thereunder (“ERISA”).

3.24 Compliance with Law.  The Company is in compliance in all material respects with all applicable laws, except for such noncompliance that would not reasonably be likely to have a Material Adverse Effect.  The Company has not received any notice of, nor does the Company have any knowledge of, any violation (or of any investigation, inspection, audit or other proceeding by any governmental entity involving allegations of any violation) of any applicable law involving or related to the Company which has not been dismissed or otherwise disposed of that would be reasonably likely to have a Material Adverse Effect.  The Company has not received notice or otherwise has any knowledge that the Company is charged with, threatened with or under investigation with respect to, any violation of any applicable law that would reasonably be likely to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any subsidiary has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law.  The Company and its directors, officers, employees and agents have complied in all material respects with the Foreign Corrupt Practices Act of 1977, as amended, and any related rules and regulations.

3.25 Ownership of Property.  Except as set forth in the Company’s financial statements included in the SEC Reports, the Company and has (i) good and marketable fee simple title to its owned real property, if any, free and clear of all liens, except for liens which do not individually or in the aggregate have a Material Adverse Effect; (ii) a valid leasehold interest in all leased real property, and each of such leases is valid and enforceable in accordance with its terms (subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy) and is in full force and effect, and (iii) good title to, or valid leasehold interests in, all of its other properties and assets free and clear of all liens, except for liens disclosed in the SEC Reports or which otherwise do not individually or in the aggregate have a Material Adverse Effect.

3.26 No Integrated Offering.  Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 4 hereof, neither the Company, nor any of its affiliates or other person acting on the Company’s behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act, when integration would cause the Offering not to be exempt from the requirements of Section 5 of the Securities Act.

3.27 General Solicitation.  Neither the Company nor, to its knowledge, any person acting on behalf of the Company, has offered or sold any of the Securities by any form of “general solicitation” within the meaning of Rule 502 under the Securities Act.  To the knowledge of the Company, no person acting on its behalf has offered the Securities for sale other than to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

3.28 No Manipulation of Stock.  The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

3.29 No Registration.  Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Purchasers in Section 4 hereof, no registration of the Securities under the Securities Act is required in connection with the offer and sale of the Securities by the Company to the Purchasers as contemplated by this Agreement.

3.30 Form D.  The Company agrees to file one or more Forms D with respect to the Securities on a timely basis as required under Regulation D under the Securities Act to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Purchasers and their counsel promptly after such filing.

3.31 Certain Future Financings and Related Actions.  The Company will not sell, offer to sell, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

3.32 Disclosure.  The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided by the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  To the Company’s knowledge, no material event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

3.33 Nonpublic Information.  The Company understands and confirms that the Purchaser will rely on the representations and covenants set forth in this section in effecting its offering of securities of the Company hereunder.  To the Company’s knowledge, the Company has not provided to any Purchaser any information that the Company believes constitutes material, non-public information, other than information relating to the fact that the Company was considering and engaged in the transactions contemplated by this Agreement and the terms of transactions which shall be set forth therein.

Section 4
Representations and Warranties of the Purchasers

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company, and agrees with the Company as follows:

(a) The Purchaser has carefully read this Agreement and the form of Warrant attached hereto as Exhibit C (collectively the “Offering Documents”), and is familiar with and understands the terms of the Offering.  Specifically, and without limiting in any way the foregoing representation, the Purchaser has carefully read and considered the SEC Reports, including, without limitation, the Company’s (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Form 10-K”), including, without limitation, the financial statements included therein and the sections therein entitled “Item 1. Business,” “Item 1A Risk Factors” (which immediately follows “Item 1. Business”), and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (b) Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, including, without limitation, the subsections of such Form 10-Q entitled “Item 1. Financial Statements,” and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  The Purchaser fully understands all of the risks related to the purchase of the Securities.  The Purchaser has carefully considered and has discussed with the Purchaser’s professional legal, tax, accounting and financial advisors, to the extent the Purchaser has deemed necessary, the suitability of an investment in the Securities for the Purchaser’s particular tax and financial situation and has determined that the Securities being subscribed for by the Purchaser are a suitable investment for the Purchaser.  The Purchaser recognizes that an investment in the Securities involves substantial risks, including the possible loss of the entire amount of such investment. The Purchaser further recognizes that the Company has broad discretion concerning the use and application of the proceeds from the Offering.

(b) The Purchaser acknowledges that (i) the Purchaser has had the opportunity to request copies of any documents, records, and books pertaining to this investment and (ii) any such documents, records and books that the Purchaser requested have been made available for inspection by the Purchaser, the Purchaser’s attorney, accountant or advisor(s).

(c) The Purchaser and the Purchaser’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from representatives of the Company or persons acting on behalf of the Company concerning the Offering and all such questions have been answered to the full satisfaction of the Purchaser.

(d) The Purchaser is not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, meeting or conference whose attendees have been invited by any general solicitation or general advertising.

(e) If the Purchaser is a natural person, the Purchaser has reached the age of majority in the state in which the Purchaser resides.  Each Purchaser has adequate means of providing for the Purchaser’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment and can afford a complete loss of such investment.

(f) The Purchaser has sufficient knowledge and experience in financial, tax and business matters to enable the Purchaser to utilize the information made available to the Purchaser in connection with the Offering, to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect to an investment in the Securities on the terms described in the Offering Documents.

(g) The Purchaser will not sell or otherwise transfer the Securities without registration under the Securities Act and applicable state securities laws or an applicable exemption therefrom.  The Purchaser acknowledges that neither the offer nor sale of the Securities has been registered under the Securities Act or under the securities laws of any state.  The Purchaser represents and warrants that the Purchaser is acquiring the Securities for the Purchaser’s own account, for investment and not with a view toward resale or distribution within the meaning of the Securities Act.  The Purchaser has not offered or sold the Securities being acquired nor does the Purchaser have any present intention of selling, distributing or otherwise disposing of such Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstances in violation of the Securities Act.  The Purchaser is aware that (i) the Securities are not currently eligible for sale in reliance upon Rule 144 promulgated under the Securities Act and (ii) the Company has no obligation to register the Securities subscribed for hereunder, except as provided in Section 8 hereof. By making these representations herein, Purchaser is not making any representation or agreement to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an available exemption to the registration requirements of the Securities Act.

(h) If this Agreement is executed and delivered on behalf of a partnership, corporation, trust, estate or other entity:  (i) such partnership, corporation, trust, estate or other entity has the full legal right and power and all authority and approval required (a) to execute and deliver this Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust, estate or other entity in connection with the purchase of its Securities, and (b) to purchase and hold such Securities; (ii) the signature of the party signing on behalf of such partnership, corporation, trust, estate or other entity is binding upon such partnership, corporation, trust, estate or other entity; and (iii) such partnership, corporation, trust or other entity has not been formed for the specific purpose of acquiring such Securities, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has submitted information to the Company substantiating such individual qualification.

(i) If the Purchaser is a retirement plan or is investing on behalf of a retirement plan, the Purchaser acknowledges that an investment in the Securities poses additional risks, including the inability to use losses generated by an investment in the Securities to offset taxable income.

(j) The information contained in the purchaser questionnaire in the form of Exhibit D attached hereto (the “Purchaser Questionnaire”) delivered by the Purchaser in connection with this Agreement is complete and accurate in all respects as of the date of this Agreement and will be correct as of the effective date of the Registration Statement; provided, that the Purchaser shall be entitled to update such information by providing written notice thereof to the Company, and the Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act on the basis indicated therein.  The Purchaser shall indemnify and hold harmless the Company, and each officer, director or control person thereof, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the Purchaser to the Company or omitted or alleged to have been omitted by the Purchaser, concerning the Purchaser or the Purchaser’s authority to invest or financial position in connection with the Offering, including, without limitation, any such misrepresentation, misstatement or omission contained in the Agreement or any other document submitted by the Purchaser, against losses, liabilities and expenses for which the Company or any officer, director or control person has not otherwise been reimbursed (including attorney’s fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Company or such officer, director or control person in connection with such action, suit or proceeding.  For the avoidance of doubt, such indemnification shall be the several, and not joint, obligation of each Purchaser with respect to its own action or inaction as provided above.

(k) The information contained in the selling stockholder questionnaire in the form of Exhibit E attached hereto (the “Selling Stockholder Questionnaire”) delivered by the Purchaser in connection with this Agreement is complete and accurate in all respects as of the date of this Agreement and will be correct as of the effective date of the Registration Statement; provided, that the Purchaser shall be entitled to update such information by providing written notice thereof to the Company.

(l) The Purchaser acknowledges that the Company will have the authority to issue shares of Common Stock, in excess of those being issued in connection with the Offering, and that the Company may issue additional shares of Common Stock from time to time.  The issuance of additional shares of Common Stock may cause dilution of the existing shares of Common Stock and a decrease in the market price of such existing shares.

Section 5
Conditions to Closing of Purchasers

Each Purchaser’s obligation to purchase the Securities at the Closing is, at the option of such Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

5.1 Representations and Warranties.  The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made (other than those qualified as to materiality, which shall be true and correct when made), and shall be true and correct in all material respects on the Closing Date (other than those qualified as to materiality, which shall be true and correct on the Closing Date) with the same force and effect as if they had been made on and as of said date.

5.2 Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

5.3 Blue Sky.  The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Securities.

5.4 Legal Opinions.  The Purchasers shall have received a legal opinion of counsel to the Company, with respect to the matters set forth on Exhibit B attached hereto.

5.5 Market Listing.  The Common Stock shall be eligible for quotation on the OTC Bulletin Board.

5.6 Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

5.7 No Governmental Prohibition.  The sale of Securities by the Company shall not be prohibited by any law or governmental order or regulation.

5.8 No Material Adverse Change.  There shall have not occurred a Material Adverse Effect (as defined above).

5.9 Officer’s Certificate.  The Company shall deliver to the Purchasers at the Closing a certificate of its Chief Executive Officer or Chief Financial Officer, dated as of such Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1, 5.2, 5.6, 5.7,  5.8 and 5.9.

Section 6
Conditions to Closing of Company

The Company’s obligation to sell and issue the Securities at the Closing is, at the option of the Company, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

6.1 Representations and Warranties.  The representations made by the Purchasers in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

6.2 Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

6.3 Blue Sky.  The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Securities and the shares of Common Stock issuable upon exercise of the Warrants.

6.4 Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

6.5 No Governmental Prohibition.  The sale of Securities by the Company shall not be prohibited by any law or governmental order or regulation.

6.6 Payment of Purchase Price.  Except as otherwise contemplated by this Agreement, each Purchaser (other than Deerfield with respect to its subscription for the Deerfield Warrant Redemption Securities) shall deposit the amount of readily available funds equal to such Purchaser’s Subscription Amount in the escrow account described on Schedule A hereto or, if directed by the Company, remit such funds to an account of the Company, by wire transfer of immediately available funds pursuant to the instructions to be delivered by the Company prior to the Closing.

6.7 Voting Agreement.  The Purchaser shall have executed and delivered the Voting Agreement (as defined in Section 7(h)).

Section 7
Understandings

Each of the Purchasers understands, acknowledges and agrees with the Company as follows:

(a) The execution of this Agreement by the Purchaser or solicitation of the investment contemplated hereby shall create no obligation on the part of the Company to accept any subscription or complete the Offering.  If the Company accepts a subscription for Securities made by a Purchaser, it shall countersign this Agreement within one business day of its submission by Purchaser.

(b) No federal or state agency or authority has made any finding or determination as to the accuracy or adequacy of the Offering Documents or as to the fairness of the terms of the Offering nor any recommendation or endorsement of the Securities.  Any representation to the contrary is a criminal offense.  In making an investment decision, Purchasers must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved.

(c) The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Purchaser herein and in the Purchaser Questionnaire.

(d) Notwithstanding the registration obligations provided herein, there can be no assurance that the Purchaser will be able to sell or dispose of the Securities.  It is understood that in order not to jeopardize the Offering’s exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

(e) The Purchaser acknowledges that the Offering is confidential and non-public and agrees that all information about the Offering shall be kept in confidence by the Purchaser until the public announcement of the Offering by the Company.  The Purchaser acknowledges that the foregoing restrictions on the Purchaser’s use and disclosure of any such confidential, non-public information contained in the above-described documents restricts the Purchaser from trading in the Company’s securities to the extent such trading is on the basis of material, non-public information of which the Purchaser is aware.  The Company agrees to issue a press release disclosing the terms of the Offering immediately upon execution of this Agreement, and the Company will file a Form 8-K along with any exhibits thereto within one business day after the execution of this Agreement.  Except for the terms of the transaction documents and the fact that the Company is considering consummating the transactions contemplated therein, the Company confirms that neither the Company nor, to its knowledge, any other person acting on its behalf, has provided any of the Purchasers or their agents or counsel with any information that constitutes material, non-public information, and the Company agrees that it will not provide the Purchaser or its Agent, without its consent, with any information that constitutes material non-public information for so long as such Purchaser continues to hold any Securities of the Company.

(f) The Purchaser agrees that beginning on the date hereof and until the Offering is publicly announced by the Company (which the Company has agreed to undertake in accordance with the provisions of Section 10.3 hereof), the Purchaser will not enter into any Short Sales.  For purposes of the foregoing sentence, a “Short Sale” by a Purchaser means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Purchaser has no equivalent offsetting long position in the Common Stock, exclusive of the Shares.  For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock that would be issuable upon exercise in full of all options then held by such Purchaser (assuming that such options were then fully exercisable, notwithstanding any provisions to the contrary, and giving effect to any exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.

(g) Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any applicable state and a restrictive legend in substantially the following form, until such time as they are not otherwise required under Section 10.4:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

(h) The Purchaser understands and acknowledges that the Company intends, in accordance with its certificate of incorporation, bylaws and the General Corporation Law of Delaware, to call a meeting of its stockholders (the “Stockholder Meeting”) for the purpose of obtaining approval to increase the number of authorized shares of Common Stock available for issuance under the Company’s certificate of incorporation (the “Charter Amendment”). Each Purchaser shall enter into a voting agreement in substantially the form attached hereto as Exhibit G (the “Voting Agreement”), pursuant to which such Purchaser will agree to vote all of shares of Common Stock beneficially owned by such Purchaser in favor of the Charter Amendment.

Section 8
Registration Rights

8.1 Certain Definitions.  For purposes of this Section 8, the following terms shall have the meanings ascribed to them below.

(a) “Effectiveness Date” means, with respect to a Registration Statement required to be filed under Section 8.2, the 90th calendar day following the Closing; provided, however, that, if the SEC reviews and has written comments to the filed Registration Statement, then the Effectiveness Date shall be the 120th calendar day following the Closing Date; provided further, however, that in the event the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date shall be the fifth business day following the date on which the Company is so notified if such date precedes the dates required above; provided further, however, that if the Effectiveness Date falls on a Saturday, Sunday or other day on which the Commission is not open for business, then the Effectiveness Date shall be extended to the next day on which the SEC is open for business.

(b) “Filing Date” means, with respect to the Registration Statement required to be filed pursuant to Section 8.2, the 30th calendar day following the Closing Date; provided, however, that if the Filing Date falls on a Saturday, Sunday or other day that the SEC is closed for business, the Filing Date shall be extended to the next business day on which the SEC is open for business.

(c) “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the Offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(d) “Registrable Securities” shall mean any Shares and Warrant Shares issued or issuable pursuant to the Offering Documents together with any securities issued or issuable upon any stock split, dividend or other distribution, adjustment, recapitalization or similar event with respect to the foregoing.

(e) “Registration Statement” means the registration statement required to be filed under this Section 8, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

8.2 Shelf Registration.

(a) The Company shall use its best efforts to cause to prepare and file with the SEC, on or prior to the Filing Date, a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act.  The Registration Statement shall be on Form S-1 (or Form S-3 if such form is then available to the Company) and shall contain (except if otherwise directed by the Purchasers) a “Plan of Distribution” substantially in the form attached hereto as Exhibit F.  Each Purchaser will furnish to the Company, within five (5) days of the Closing, a completed questionnaire in the form set forth as Exhibit E hereto. Each Purchaser agrees to promptly update such questionnaire in order to make the information previously furnished to the Company by such Purchaser not materially misleading.  The Registration Statement shall register the Registrable Securities for resale by the holders thereof.

(b) The Company shall use its best efforts to cause the Registration Statement to be declared effective by the SEC by the Effectiveness Date, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the date on which all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144 as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected holders but in any event for no more than two years from the date on which all of the Warrant Shares have been issued (the “Effectiveness Period”).

(c) The Company shall request effectiveness of the Registration Statement (and any post-effective amendments thereto) within five (5) business days following the Company’s receipt of notice from the SEC that the Registration Statement will not be reviewed by the SEC or that the SEC has completed its review of such Registration Statement and has no further comments.  The Company shall request effectiveness of the Registration Statement (and any post-effective amendments thereto) at 5:00 p.m., Eastern time, on the effective date and deliver the Prospectus (or any supplements thereto), which delivery may be made electronically, by 9:00 a.m. Eastern time on the business day after such effective date.

(d) Upon the occurrence of any Event (as defined below), as partial relief for the damages suffered therefrom by the Purchasers (which remedy shall not be exclusive of any other remedies which are available at law or in equity; and provided further that the Purchasers shall be entitled to pursue an action for specific performance of the Company’s obligations under Paragraph (2)(b) above and any such actions at law, in equity, for specific performance or otherwise shall not require the Purchaser to post a bond), the Company shall pay to each Purchaser, as liquidated damages and not as a penalty (it being agreed that it would not be feasible to ascertain the extent of such damages with precision), such amounts and at such times as shall be determined pursuant to this Paragraph (2)(d).  For such purposes, each of the following shall constitute an “Event”:

(i) If the Registration Statement is not filed with the SEC on or prior to the Filing Date (such date is defined herein as the “Filing Default Date”), in which case the Company shall pay to each Purchaser an amount in cash equal to: (A) one percent (1.0%) of the aggregate purchase price paid by such Purchaser, on a pro-rata basis over a 30-day period; and (B) for each successive 30-day period thereafter or any portion thereof until such Registration Statement is filed, one percent (1.0%) of the aggregate purchase price paid by such Purchaser, on a pro-rata basis over a 30-day period, to be paid at the end of each 30-day period, such liquidated damages not to exceed an amount equal to 10% of the value of the aggregate purchase price in the aggregate; or

(ii) the Registration Statement is not declared effective on or prior to the Effectiveness Date, in which case the Company shall pay to each Purchaser an amount in cash equal to: (A) for the first thirty (30) days after such 90th day, one percent (1.0%) of the aggregate purchase price paid by such Purchaser, on a pro-rata basis over a 30-day period; and (B) for each successive 30-day period thereafter until the Registration Statement is deemed effective, one percent (1.0%) of the aggregate purchase price paid by such Purchaser, on a pro rata basis over a 30-day period, at the end of each 30-day period; provided, however, that the Company shall not be required to pay any such liquidated damages under this subparagraph (ii) in the event the SEC or its staff prevents all of the Registrable Securities from being included on one Registration Statement and the Company otherwise complies with the provisions of Section 8.2(e) below.

                      The payment obligations of the Company under this Section 8.2(d) shall be cumulative, but in no event shall the amount of such liquidated damages payable pursuant to this Section 8.2(d) exceed an amount equal to 10% of the aggregate purchase price paid by the Purchasers in the aggregate.

(e) Notwithstanding the registration obligations set forth in this Section 8.2, in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 promulgated under the Securities Act (“Rule 415”), be registered for resale on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof; (ii) permit counsel of such holders (subject to Section 4, at such holders expense) to review and participate in discussions regarding the Company’s response to the SEC regarding the application of Rule 415 to the Registration Statement, (iii) use its reasonable best efforts to file amendments to any such Registration Statement as required by the SEC and/or (iv) if required by the SEC, withdraw such Registration Statement and file a new registration statement, in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission on Form S-1 or such other form available to register for resale the Registrable Securities.  In the event the Company amends any such Registration Statement or files a new registration statement, the Company will use its reasonable best efforts to file with the SEC, as promptly as allowed by SEC or staff guidance provided to the Company or to registrants of securities in general, one or more Registration Statements on Form S-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on any such initial Registration Statement, as amended, or any such new registration statement. Notwithstanding the foregoing, the Company and each Purchaser agree that in the event of a cutback in accordance with Rule 415, the Registrable Securities underlying the Deerfield Warrant Redemption Securities shall not be registered on the initial registration statement until all other Registrable Securities may be registered.

8.3 Registration Procedures.  In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Use its best efforts to (i) prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond as promptly as reasonably possible, and in any event within ten (10) trading days, to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide true and complete copies of all correspondence from and to the SEC relating to the Registration Statement.

(b) Notify the Purchasers as promptly as reasonably possible, and confirm such notice in writing no later than one (1) business day thereafter, of any of the following events:  (i) the SEC notifies the Company whether there will be a “review” of the Registration Statement; (ii) the SEC comments in writing on the Registration Statement (in which case the Company shall deliver a copy of such comments and of all written responses thereto); (iii) the SEC or any other Federal or state governmental authority in writing requests any amendment or supplement to the Registration Statement or Prospectus or requests additional information related thereto; (iv) if the SEC issues any stop order suspending the effectiveness of the Registration Statement or initiates any action, claim, suit, investigation or proceeding (a “Proceeding”) for that purpose; (v) the Company receives notice in writing of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vi) the financial statements included in the Registration Statement become ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to the Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the Company shall not include any material non-public information in any notice provided to any Purchaser under this Section 8.3(b).

(c) Use its best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(d) Deliver to each Purchaser, which delivery may be made electronically, by 9:00 a.m. Eastern time on the business day after the date first available, without charge, such reasonable number of copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Purchasers may reasonably request.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(e) Upon the effectiveness of the Registration Statement, deliver to the transfer agent of the Common Stock a blanket opinion covering the resale of all of the Registrable Securities set forth on the Registration Statement. ~~.~~

(f) To the extent required by law, prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Purchasers in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required for any such purpose to (i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not be otherwise required to qualify but for the requirements of this Section 8.3(f), or (ii) subject itself to taxation.

(g) Upon the occurrence of any event described in Section 8.3(b)(vi) above, as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company may suspend sales pursuant to the Registration Statement for a period of up to sixty (60) days (unless the holders of at least a majority of the then-eligible Registrable Securities, consisting of outstanding shares of Common Stock consent in writing to a longer delay of up to an additional thirty (30) days) no more than once in any twelve-month period if the Company furnishes to the holders of the Registrable Securities a certificate signed by the Company’s Chief Executive Officer stating that in the good faith judgment of the Company’s Board of Directors, (i) the offering could reasonably be expected to interfere in any material respect with any acquisition, corporate reorganization or other material transaction under consideration by the Company or (ii) there is some other material development relating to the operations or condition (financial or other) of the Company that has not been disclosed to the general public and as to which it is in the Company’s best interests not to disclose such development; provided further, however, that the Company may not so suspend sales more than once in any calendar year without the written consent of the holders of at least majority of the then-eligible Registrable Securities, consisting of outstanding shares of Common Stock.  Each violation of the Company’s obligation not to suspend sales pursuant to the Registration Statement longer than permitted pursuant to the proviso of this Paragraph 8.3(g) shall be deemed an “Event” and for each such default, Purchaser shall be entitled to the liquidated damages as provided in Section 8.2(d).

(h) Comply with all applicable rules and regulations of the SEC and the applicable stock exchange in all material respects.

(i) Have obtained all necessary blue sky laws permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of Securities.

(j) Use commercially reasonable efforts to regain compliance and list with the NASDAQ Stock Market to the extent the Company meets the listing requirements thereof.

8.4 Registration Expenses.  The Company shall pay (or reimburse the Purchasers for) all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, stock exchange and in connection with applicable state securities or “Blue Sky” laws, (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing copies of Prospectuses reasonably requested by the Purchasers), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and fees and disbursements, up to an aggregate of $10,000, of a single counsel for all the Purchasers, and (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  Notwithstanding the foregoing, each Purchaser shall pay any and all costs, fees, discounts or commissions attributable to the sale of its respective Registrable Securities.

8.5 Indemnification.

(a) Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, and each of their officers and directors, partners, members, agents, brokers and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, and each underwriter of Registrable Securities, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation and reasonable attorneys’ fees (collectively, “Losses”), as incurred, arising out of or relating to any breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement or any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or form of prospectus or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information related to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (which shall, however, be deemed to include disclosure substantially in accordance with the “Plan of Distribution” attached hereto as Exhibit F), or (ii) in the case of an occurrence of an event of the type specified in Section 8.3(b) above, the use by such Purchaser of an outdated or defective Prospectus after the Company has duly notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 8.6 below.  The Company shall notify and the Purchasers promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Purchasers.  Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or to the extent that (i) such untrue statements or omissions are based upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information related to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (which shall, however, be deemed to include disclosure substantially in accordance with the “Plan of Distribution” attached hereto as Exhibit F), or (ii) in the case of an occurrence of an event of the type specified in Paragraph 8.3(b) above, the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Paragraph 8.6 below.  In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have prejudiced the Indemnifying Party.  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party; provided, however, that in the event that the Indemnifying Party shall be required to pay the fees and expenses of separate counsel, the Indemnifying Party shall only be required to pay the fees and expenses of one separate counsel for such Indemnified Party or Parties.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding affected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.  All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) trading days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution.  If a claim for indemnification under Section 8.5(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 8.5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 8.5(d) was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provision of this Section 8.5(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

8.6 Dispositions.  Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.  Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 8.3(b), such Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until such Purchaser’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 8.3(g), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

8.7 No Piggy-Back on Registrations.  Neither the Company nor any of its security holders may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right with respect to the Registration Statement to any of its security holders.

8.8 Piggy-Back Registrations.  If at any time during the Effectiveness Period, other than any suspension period referred to in Section 8.3(g), there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Purchaser written notice of such determination and if, within fifteen (15) days after receipt of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities not already covered by an effective Registration Statement such Purchaser requests to be registered.

8.9 Rule 144.  Following the date hereof and until such time as all Registrable Securities have been sold, the Company agrees with each holder of Registrable Securities to:

(a) use its best efforts to comply with the requirements of Rule 144 under the Securities Act with respect to current public information about the Company;

(b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements); and

(c) furnish to any holder of Registrable Securities upon request (i) a written statement by the Company as to its compliance with the requirements of said Rule 144 and the reporting requirements of the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration.

Section 9
Covenants of the Company

9.1 Restrictions on Sales and Issuance of Common Stock.  Except with the consent of the Purchasers of a majority of the Securities under this Agreement then outstanding, the Company hereby agrees that, for a period until the later of (i) ninety (90) days after the Closing Date or (ii) ninety (90) days after the earlier of (A) the effectiveness of the Registration Statement registering all of the Registrable Securities, or (B) the date upon which all of the Shares issued under this Agreement may be sold in compliance with the requirements of Rule 144 (such later date, referred to herein as the “Resale Date”), it shall not issue or sell any Common Stock, any warrants or other rights to acquire Common Stock or any other securities that are convertible into Common Stock, with the exception of issuances or sales pursuant to the exercise of an option, warrant or other right to acquire Common Stock outstanding as of the date of this Agreement or the grant of any Common Stock, option, or other right to acquire Common Stock to any employee, director or consultant to the Company pursuant to the Company’s stock plan, subject to Section 9.4 below.

9.2 Registration Requirements; Disclosure.

(a) Until the later of (i) one hundred eighty (180) days following the Closing or (ii) ninety (90) days following the Resale Date, the Company shall not cause any registration statement to become effective, other than the Registration Statement contemplated hereby, any registration statement related to securities issued or to be issued pursuant to any option or other plan for the benefit of the Company’s employees, officers, directors or consultants, or any registration statement filed on Form S-4 relating to securities issued in connection with a merger or other acquisition; provided, however, that nothing herein shall prohibit the Company from maintaining the effectiveness of any currently outstanding  registration statement filed by the Company under the Securities Act, including, without limitation, the filing of post-effective amendments to such registration statements.

(b) Not later than 8:30 a.m. Eastern time on the business day following the date this Agreement is entered into, the Company shall make a public announcement of the execution of this Agreement by filing with the SEC a Current Report on Form 8-K and issuing a press release.

(c) Not later than 8:30 a.m. Eastern time on the business day following the Closing, the Company shall make a public announcement of the Closing of the Offering by filing with the SEC a Current Report on Form 8-K and issuing a press release.

9.3 Conduct of Business by the Company.  From the date hereof until the later of the Closing or the Resale Date, the Company shall, and shall cause its subsidiaries to, conduct its and their business in the ordinary course and use reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with the Company or its subsidiaries; provided, however, that nothing herein shall be construed to prohibit the Company modifying the terms of or terminating its agreements or business relationships entered into in the ordinary course of its business.  Without limiting the generality of the foregoing, except as expressly otherwise provided in this Agreement, and except with the consent of the Purchasers of a majority of the Securities under this Agreement then outstanding, from the date hereof until the Closing, the Company shall not, and shall cause its subsidiaries not to, directly or indirectly:

(a) declare or pay any dividends on or make other distributions in respect of any of its capital stock (except for dividends by any direct or indirect wholly-owned subsidiary of the Company to its parent), (ii) split, combine or reclassify any of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(b) other than any Permitted Issuance, issue, deliver, sell, pledge or encumber, or authorize or propose the issuance, delivery, sale, pledge or Encumbrance of, any shares of its capital stock or any other security or interest therein other than the issuance of shares of Common Stock upon the exercise of options under the Company’s 2003 Stock Option Plan, 2004 Stock Incentive Plan, and the 2006 Employee Stock Purchase Plan (collectively the “Company Option Plans”) outstanding on the date of this Agreement and in accordance with the existing terms of such Company Option Plans;

(c) other than any Permitted Issuance, grant or authorize or propose any grant of any options, stock appreciation rights, phantom rights, profit participation rights or other rights to acquire securities or accelerate, amend or change the period of exercisability or vesting of options or other rights (including the exercise price thereof) granted under its unit or stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

(d) alter or amend or propose to alter or amend its certificate of incorporation and bylaws and the certificate of incorporation and bylaws (or corresponding organizational documents) of each of its subsidiaries (collectively, the “Charter Documents”), other than the Charter Amendment or as otherwise contemplated by the this Agreement;

(e) except in connection with ordinary course treasury or cash management functions, acquire or agree to acquire, by purchase, merger, consolidation or otherwise, any material assets (including securities), acquire any capital stock or equity interests of any corporation, partnership, association or other business organization or division thereof or engage in any similar transaction or make any loans, advances or capital contributions to, or investments in, any person other than an existing subsidiary;

(f) sell, lease, license, encumber or otherwise dispose of any fixed assets material to the Company’s business or any interest therein, other than in the ordinary course, or take any action to adopt or implement a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring or other reorganization;

(g) make or agree to make any capital expenditures in excess of what was set forth in the Company’s budget provided to the Purchasers as of the date of this Agreement other than immaterial expenditures in the ordinary course of business;

(h) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms, of such claims, liabilities or obligations;

(i) sell, assign, license, lease, sublease, mortgage, pledge or otherwise encumber or dispose of any Company intellectual property material to the Company’s business, or enter into any other agreement regarding the foregoing, except among the Company and its subsidiaries;

(j) take any action (or fail to take any action) that could reasonably be expected to result in the loss, lapse or abandonment of any Company intellectual property owned by or under the control of the Company or its subsidiaries and material to its business (other than (i) copyrights and patents expiring at the end of their natural term and (ii) abandonment or permitted lapse of any other Company intellectual property (other than patents) for which the Company determines in its reasonable business judgment that the cost of maintaining such Company intellectual property would outweigh the benefits);

(k) make any change in its accounting methods, principles or practices other than in a manner required by United States generally accepted accounting principles, change any fiscal year or annual accounting period;

(l) assume, incur or guarantee any material (A) indebtedness for borrowed money, (B) obligations evidenced by bonds, debentures, notes or other similar instruments, (C) obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities arising in the ordinary course of business, (D) obligations as lessee under capitalized leases, other than in the ordinary course of business, (E) indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property, (F) obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities, and (G) guaranty of any of the foregoing (collectively, “Indebtedness”) (other than endorsements for collection in the ordinary course of business), except for draws under the Company’s existing line(s) of credit in the ordinary course of business, (ii) modify the terms of any existing Indebtedness or (iii) repay any existing Indebtedness in advance of its maturity date; mortgage, pledge or permit to become subject to any encumbrance any properties or assets of the Company or any of its subsidiaries, other than in the ordinary course of business or in connection with the incurrence of Indebtedness permitted hereunder;

(m) other than travel loans or advances in the ordinary course of business or other than to a direct or indirect wholly owned subsidiary of the Company, make any loans, advances or capital contributions to, or investments in, any other person;

(n) (i) amend, modify or terminate, or waive, any material term of any Material Agreement or waive, release or assign any material rights under any Material Agreement, except in the ordinary course of the Company’s business consistent with past practices or (ii) enter into any contract not in the ordinary course of the Company’s business which, if entered into prior to the date hereof, would have been required to be set forth in the Company Disclosure Schedule; provided, however, that notwithstanding anything to the contrary contained herein, following approval of the Charter Amendment, the Company shall be permitted to amend the Company Option Plans in order to increase the number of shares of Common Stock available for issuance under each such plan to an amount not to exceed the number of shares of Common Stock that were available for issuance under each such plan as of September 30, 2009; or

(o) authorize any of, or commit or agree to take any of, the foregoing actions or any action that would result in a breach of any representation or warranty of the Company contained in Section 3 of this Agreement as of the date when made or as of any future date or would result in any of the conditions to Closing not being satisfied or in a material delay in the satisfaction of such conditions.

For purposes hereof, the term “Permitted Issuance” shall mean (i) shares of Common Stock or other equity incentives authorized for issuance under the Company Option Plans, including, without limitation, options to purchase Common Stock issued to employees, directors or consultants of the Company; (ii) shares of Common Stock issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is otherwise permitted; (iii) shares of Common Stock issued upon exercise of any currently outstanding option, warrant or other right to acquire Common Stock; (iv) shares of Common Stock or options, warrants or other rights to acquire Common Stock issued to researchers, collaborators, suppliers or other third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation.

9.4 No Solicitation.

(a) The Company agrees that from the date hereof through the Closing, (i) it and its subsidiaries shall not, and (ii) it shall cause its and its subsidiaries’ Representatives to not, directly or indirectly, (x) solicit, initiate, seek, facilitate or encourage (including by way of providing information) the submission of any Proposal or any inquiries, proposals or offers that reasonably may be expected to lead to, any Proposal or (y) engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations, or provide any confidential information relating to a Proposal.  The Company shall, and shall direct each of its subsidiaries and each Representative to immediately cease any discussions, negotiations, or communications with any party with respect to any Proposal and use commercially reasonable efforts to obtain the return from all such persons or cause the destruction of all copies of confidential information previously provided to such parties by the Company, its subsidiaries or its officers, directors, employees, agents, counsel, accountants, financial advisors and other representatives (collectively known as “Representatives”).

(b) For purposes of this Agreement, “Proposal” means (other than the transactions expressly provided for in this Agreement) any new issuance of securities or capital stock of the Company, other than a Permitted Issuance.  However, nothing in this Section 9.4 shall be construed to prohibit the Company from conducting meetings with stockholders or potential investors, presenting at investor or industry conferences or otherwise engage in activity that is consistent with its past investor relations activities.

9.5 Notification of Certain Matters.  The Company shall give prompt notice to Purchaser of any fact, event or circumstance known to it that (a) individually or taken together with all other facts, events and circumstances known to it, has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein, (c) the failure of any condition precedent to Purchaser’s obligations, (d) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (e) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement, or (f) any actions, suits or proceedings, claims, arbitration, litigation or investigations commenced relating to the Company or any of its subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.24; provided, however, that (i) the delivery of any notice pursuant to this Section 9.6 shall not limit or otherwise affect any remedies available to Purchaser or prevent or cure any misrepresentations, breach of warranty or breach of covenant, and (ii) disclosure by the Company shall not be deemed to amend or supplement the Company Disclosure Schedule or constitute an exception to any representation or warranty.  Each Purchaser understands and acknowledges that a notice delivered by the Company pursuant to this Section 9.5 may contain material, non-public information concerning the Company and, notwithstanding anything to the contrary contained in this Agreement, each Purchaser agrees to hold the information contained in such notice in confidence for as long as such information remains non-public and understands that its receipt and possession of such information may preclude the Purchaser from trading in the Company’s Securities.  Under no circumstances shall a breach of this Section 9.6 cause the conditions set forth in Section 5.1 not to be satisfied.

9.6 Expenses.  The Company shall pay Lead Investor (as defined on Exhibit A) an amount not to exceed $50,000 for its out-of-pocket legal expenses incurred in connection with the transaction contemplated hereby, including the review of the Registration Statement, payable whether or not a Closing is effected and if the Closing is effected, such expenses shall be paid at the Closing. Such expenses may be withheld from the proceeds otherwise payable to the Company at the Closing.

9.7 Use of Proceeds.  The Company shall use the net proceeds from the Offering only for the development and commercialization of Marqibo for the ongoing Phase II study in adult patients with Philadelphia chromosome-negative acute lymphoblastic leukemia (“ALL”) in the second relapse or who have failed two prior lines of therapy or a randomized confirmatory phase III study for Marqibo in Adult ALL or all the necessary regulatory and clinical development of Marqibo for the latter indication.  The net proceeds shall not be for the clinical or regulatory development of Menadione.

Section 10
Restrictions on Transferability of Shares and Warrants: Compliance With Securities Act

10.1 Securities Law Transfer Restrictions.  No Purchaser shall sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Securities, except (i) pursuant to an effective registration statement under the Securities Act, provided that, the Company will have a blanket opinion on file with the transfer agent or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities law.  Any transfer or purported transfer of the Securities in violation of this Section 10.1 shall be voidable by the Company.  The Company shall not register any transfer of the Securities in violation of this Section 10.1.  The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 10.1.

10.2 Transfer of Shares After Registration.  Each Purchaser hereby covenants with the Company not to make any sale of the Securities except either (i) in accordance with the Registration Statement, in which case such Purchaser covenants to comply with the requirement of delivering a current prospectus, or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws.

10.3 Purchaser Information.  Each Purchaser covenants that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser or such Purchaser’s Plan of Distribution and of any sale of Shares or Warrant Shares by such Purchaser.

10.4 Restrictive Legend.

(a) Certificates evidencing the Shares and the Warrant Shares shall not be required to contain a restrictive legend or any other legend: (i) upon the effective date of the Registration Statement; or (ii) if such Shares or Warrant Shares are eligible for sale under Rule 144 without limitation as to volume; or (iii) following any sale of such Shares or Warrant Shares pursuant to Rule 144 or have been sold pursuant to the Registration Statement; or (iv) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Securities and Exchange Commission).  Notwithstanding the foregoing, following the effective date of the Registration Statement, the legend set forth above may, at the request of the Purchaser, be removed from the certificates evidencing such Shares and Warrant Shares (prior to the resale thereof and even if the Shares or Warrant Shares are not being sold), and the Company will rescind any stop transfer orders with respect to such shares given to the Company’s transfer agent.  The Purchaser hereby represents and covenants to the Company that the Purchaser will sell such shares only pursuant to and in the manner contemplated by the Registration Statement, including the Plan of Distribution section contained therein, and otherwise in compliance with the Securities Act, including the prospectus delivery requirements of such act. The Purchaser agrees to furnish the Company’s legal counsel with a certification consistent with the foregoing representations and undertakings, as such counsel reasonably requires in order to support the blanket legal opinion to the Company’s transfer agent allowing for removal of such legends. Subject to the foregoing, at such time and to the extent a legend is no longer required for the Shares or Warrant Shares, the Company will use its best efforts to no later than three (3) trading days (the “Legend Removal Date”) following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Shares or Warrant Shares, deliver or cause to be delivered, at the option of each Purchaser, (i) a certificate representing such Shares or Warrant Shares that is free from the foregoing legend, or (ii) the Company shall cause certificates for the Shares or Warrant Shares purchased hereunder to be transmitted by the transfer agent of the Company to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system.

(b) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as liquidated damages and not as a penalty, for each Share or Warrant Share delivered for removal of the restrictive legend, the difference between the closing price of the Common Stock on the date such Securities are submitted to the Company or to the Company’s transfer agent and the closing price on the date the Securities are actually delivered, for each business day following the Legend Removal Date until such certificate is delivered without a legend.  Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the transactions contemplated by this Agreement, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

Section 11
Miscellaneous

11.1 Notices, etc.  Any notice or other document required or permitted to be given or delivered to the Purchasers shall be in writing and sent (a) by fax if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid) or (b) by an internationally recognized overnight delivery service (with charges prepaid):

(a) if to the Company, at:

Hana Biosciences, Inc.
7000 Shoreline Court, Suite 370
South San Francisco, CA  94080
Fax No.: (650) 228-2754
Attention: Chief Executive Officer

or such other address as it shall have specified to the Purchaser in writing, with a copy (which shall not constitute notice) to:

Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN  55402
Fax No.: (612) 492-7077
Attention: Christopher J. Melsha, Esq.

(b) if to the Purchaser (except Deerfield), at its address set forth on the signature page to this Agreement, or such other address as it shall have specified to the Company in writing, with a copy to:

Morgan Lewis & Bockius, LLP
502 Carnegie Center
Princeton, New Jersey 08540
Tel No. 609.919.6633
Fax No. 609.919.6701
Attention Emilio Ragosa, Esq.

(c) if to Deerfield, to:

c/o Deerfield Management
780 Third Avenue, 37th Floor
New York, New York  10017
Fax No. (212) 573-8111
Attention:  James E. Flynn

Or at such other address as it shall have specified to the Company in writing, with a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
Fax No.: (212) 894-5877
Attention: Mark I. Fisher, Esq.

11.2 Waiver.  Failure of the Company to exercise any right or remedy under this Agreement or any other agreement between the Company and the Purchaser, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof.  No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

11.3 Governing Law.  This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts to agreements entered into and to be performed in New York by and between residents of New York, and shall be binding upon the Purchaser, the Purchaser’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

11.4 Severability of this Agreement.  If any provision of this Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

11.5 Remedies.  The parties understand and agree that, unless provided otherwise herein, money damages would not be a sufficient remedy for any breach of the Agreement by the Company or the Purchaser and that the party against which such breach is committed shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach.  Such remedies shall not, unless provided otherwise herein, be deemed to be the exclusive remedies for a breach by either party of the Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.  In addition to the foregoing, the Company hereby agrees to reimburse the Purchaser for legal expenses incurred in connection with the enforcement of this Agreement.

11.6 Obligations of the Purchaser.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder, except as may result from the actions of any such Purchaser other than through the execution hereof.  Nothing contained herein solely by virtue of being contained herein shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any similar entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

11.7 Amendments.  Except as otherwise provided herein, this Agreement may be amended, and compliance with any provision of this Agreement may be omitted or waived, only by the written agreement of the Company and the Purchasers (or their permitted transferees) holding at least a majority of the Securities then held by the Purchasers.

11.8 Counterparts.  This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.  Facsimile transmission of execution copies or signature pages for this Agreement shall be legal, valid and binding execution and delivery for all purposes.

11.9 Entire Agreement.  This Agreement, together with the agreements and documents executed and delivered in connection with this Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.  Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except for the holders of Registrable Securities.

Section 12
Signature

The signature page of this Agreement is contained as part of the applicable subscription package, entitled “Signature Page.”

* * * * * * *

SIGNATURE PAGE

The Purchaser hereby subscribes for such number of Shares as shall equal the Subscription Amount as set forth below, divided by the Offering Price, and shall also receive a Warrant to purchase such number of shares of Common Stock calculated as set forth in this Agreement, and agrees to be bound by the terms and conditions of this Agreement.

PURCHASER

1.	Dated: October _____, 2009

2.	Total Subscription Amount: $__________

Signature of Subscriber	Signature of Joint Purchaser
(and title, if applicable)	(if any)

Taxpayer Identification or Social	Taxpayer Identification or Social
Security Number	Security Number of Joint Purchaser (if any)

Name (please print as name will appear on stock certificate)

Number and Street

City, State	Zip Code

ACCEPTED BY:

Hana Biosciences, Inc.

By:
Name:
Title:

Dated: October ____, 2009